Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information present the combination of the financial information of TradeUP Acquisition Corp. (“UPTD”) and Estrella Biopharma, Inc. (“Estrella”) adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical condensed consolidated balance sheet of UPTD as of June 30, 2023, the historical balance sheet of Estrella as of June 30, 2023, respectively, on a pro forma basis as if the Business Combination had been consummated on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 combine the historical financial information of UPTD for the twelve months ended June 30, 2023 and the historical statement of operations of Estrella for the year ended June 30, 2023, on a pro forma basis as if the Business Combination had been consummated on July 1, 2022, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	UPTD’s unaudited balance sheet as of June 30, 2023 and the related notes included in UPTD’s Quarterly Report on Form 10-Q filed on August 1, 2023; and

●	Estrella’s balance sheet as of June 30, 2023, which are incorporated in the Current Report on Form 8-K under Exhibit 99.2.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 has been prepared using, and should be read in conjunction with, the following:

●	UPTD’s unaudited statement of operations for the twelve months ended June 30, 2023 derived from the historical information of UPTD; and
●	Estrella’s statement of operations for the year end June 30, 2023 and the related notes in the Current Report on Form 8-K under Exhibit 99.2.

Description of the Business Combination

On September 29, 2023 (the “Closing Date”), UPTD consummated the previously announced business combination pursuant to the terms of the Agreement and Plan of Merger, dated as of September 30, 2022 (the “Merger Agreement”), by and among UPTD, Tradeup Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of UPTD (“Merger Sub”), and Estrella. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Estrella, with Estrella surviving as a wholly-owned subsidiary of UPTD (the “Surviving Company”) (such transaction, the “Merger”).

In accordance with the terms and subject to the conditions of the Merger Agreement:

●	immediately prior to the effective time of the Business Combination (the “Effective Time”), each share of Series A Preferred Stock of Estrella (the “Series A Preferred Stock”) and Series AA Preferred Stock of Estrella (the “Series AA Preferred Stock,” and together with the Series A Preferred Stock, the “Estrella Preferred Stock”) that was issued and outstanding immediately prior to the Effective Time was automatically converted into a number of shares of Estrella Common Stock in accordance with the certificate of incorporation of Estrella;

●	at the Effective Time, stockholders of Estrella collectively received from UPTD, in the aggregate, a number of newly issued shares of common stock of UPTD, par value $0.0001 per share (“Common Stock”) equal to: (i) $325,000,000 (the “Merger Consideration”), divided by (ii) $10.00 per share (such shares of Common Stock is referred as “Merger Consideration Shares”) in consideration of converting their shares of common stock of Estrella, par value $0.0001 per share (the “Estrella Common Stock”);

●	at the Effective Time, each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time are no longer outstanding and thereupon were converted into and become one validly issued fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Company and all such shares constituted the only outstanding shares of capital stock of the Surviving Company as of immediately following the Effective Time.

Accounting for the Business Combination

The Business Combination will be accounted for as a “reverse recapitalization” in accordance with U.S. GAAP. Under this method of accounting, UPTD will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Estrella’s stockholders are expected to have a majority of the voting power of the Combined Company, Estrella will comprise all of the ongoing operations of the Combined Company, Estrella will comprise a majority of the governing body of the Combined Company, and Estrella’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Estrella issuing shares for the net assets of UPTD, accompanied by a recapitalization. The net assets of UPTD will be stated at historical costs. No goodwill or other intangible assets will be recorded. Operations prior to the Business Combination will be those of Estrella.

Basis of Pro Forma Presentation

The unaudited pro forma combined financial information included in this Exhibit has been prepared using actual redemption of UPTD’s ordinary shares.

We are providing this information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial statements described above and the assumption and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements should be read in conjunction with UPTD’s historical financial statements, Estrella’s historical financial statements, and the related notes thereto. The pro forma adjustments are preliminary, and the unaudited pro forma information have been presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of the Combined Company’s future financial position or operating results. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

		(2)
		Estrella				Actual Redemptions
	(1)		Transaction			Transaction
	UPTD (Historical)	(Historical)	Accounting Adjustments	Note	(Pro Forma)	Accounting Adjustments	Note	Pro Forma Combined

Assets:
Current assets:
Cash	$34,688	$2,479,146	$9,750,000	(A)	$12,229,146	$10,000,000	(B)	$21,066,024
						3,059,023	(C)
						(1,550,500)	(D)
						(1,017,903)	(F)
						(1,329,830)	(G)
						(658,600)	(J)
						300,000	(L)
Prepaid expenses and other current assets	94,675	-	-		-	-		94,675
Notes receivable - related party	-	273,066	-		273,066	(273,066)	(K)	-
Total current assets	129,363	2,752,212	9,750,000		12,502,212	8,529,124		21,160,699

Deferred merger costs	-	276,187	-		276,187	(276,187)	(G)	-
Investments held in Trust Account	9,792,271	-	-		-	(9,792,271)	(C)	-
Total Assets	$9,921,634	$3,028,399	$9,750,000		$12,778,399	$(1,539,334)		$21,160,699

Liabilities, Temporary Equity, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$437,822	$398,781	$-		$398,781	$(437,775)	(F)	$49,961
						(348,867)	(G)
Accounts payable - related party	-	9,333,146	-		9,333,146	-		9,333,146
Promissory notes	273,066	-	-		-	(273,066)	(K)	300,000
						300,000	(L)
Working capital loans - related parties	658,600	-	-		-	(658,600)	(J)	-
Accrued liability - related party	-	22,000	-		22,000	-		22,000
Income tax payable	61,644	-	-		-	-		61,644
Franchise tax payable	200	4,297	-		4,297	-		4,497
Total current liabilities	1,431,332	9,758,224	-		9,758,224	(1,418,308)		9,771,248

Operating lease liability, non-current - related party	-	-	-		-	-		-
Other liability	-	12,725	-		12,725	-		12,725
Deferred tax liability	8,370	-	-		-	-		8,370
Deferred underwriters’ marketing fees	1,550,500	-	-		-	(1,550,500)	(D)	-
Total Liabilities	2,990,202	9,770,949	-		9,770,949	(2,968,808)		9,792,343

Commitments and Contingencies
Common stock subject to possible redemption	9,752,003	-	-		-	(9,752,003)	(C)	-
Series A and AA preferred stock	-	5,000,000	9,750,000	(A)	14,750,000	(14,750,000)	(H)	-

Stockholders’ Equity (Deficit):
Preferred stock	-	-	-		-	-		-
Common stock	142	228	-		228	100	(B)	3,520
						28	(C)
						3,022	(H)
Additional paid-in capital	-	445,775	-		445,775	9,999,900	(B)	24,748,042
						3,018,727	(C)
						(2,820,713)	(E)
						(580,128)	(F)
						(1,257,150)	(G)
						14,746,978	(H)
						1,194,653	(I)
Accumulated deficit	(2,820,713)	(12,188,553)			(12,188,553)	2,820,713	(E)	(13,383,206)
						(1,194,653)	(I)
Total Stockholders’ Equity (Deficit)	(2,820,571)	(11,742,550)	-		(11,742,550)	25,931,477		11,368,356
Total Liabilities, Temporary Equity, and Stockholders’ Equity (Deficit)	$9,921,634	$3,028,399	$9,750,000		$12,778,399	$(1,539,334)		$21,160,699

(1)	Derived from the unaudited balance sheet of TradeUP Acquisition Corp. (“UPTD”) as of June 30, 2023.

(2)	Derived from the audited balance sheet of Estrella Biopharma, Inc. (“Estrella”) as of June 30, 2023.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2023

			Actual Redemptions
	(1)	(2)	Transaction
	UPTD	Estrella	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments	Note	Combined

Operating expenses:
General and administrative expenses	$1,139,559	$663,190	$580,128	(AA)	$3,123,562
			740,685	(BB)
Research and development	-	10,448,012	453,968	(BB)	10,901,980
Franchise tax expenses	180,150	3,200	-		183,350
Total operating expenses	1,319,709	11,114,402	1,774,781		14,208,892
Loss from Operations	(1,319,709)	(11,114,402)	(1,774,781)		(14,208,892)
Other income
Dividend earned on investment held in Trust Account	806,304	-	(806,304)	(CC)	-
Total other income	806,304	-	(806,304)		-
Loss before income taxes	(513,405)	(11,114,402)	(2,581,085)		(14,208,892)
Provision for income taxes	121,190	-	(121,190)	(CC)	-
Net Loss	$(634,595)	$(11,114,402)	$(2,459,895)		$(14,208,892)

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	2,597,786		(2,597,786)	(DD)	-
Basic and diluted net loss per share, common stock subject to possible redemption	$(0.07)				$-
Basic and diluted weighted average shares outstanding, common stock attributable to UPTD	1,419,700		33,781,532	(DD)	35,201,232
Basic and diluted net loss per share, common stock attributable to UPTD	$(0.33)				$(0.40)

Basic and diluted weighted average of common stock outstanding		1,270,041
Basic and diluted loss per share per common stock		$(8.75)

(1)	Derived from the unaudited historical information of UPTD for the twelve months ended June 30, 2023.

(2)	Derived from the audited statement of operations of Estrella for the year ended June 30, 2023.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Business Combination and Basic of Presentation

On September 29, 2023 (the “Closing Date”), TradeUP Acquisition Corp. (“UPTD”) consummated the previously announced business combination pursuant to the terms of the Agreement and Plan of Merger, dated as of September 30, 2022 (the “Merger Agreement”), by and among UPTD, Tradeup Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of UPTD (“Merger Sub”), and Estrella Biopharma, Inc. (“Estrella”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Estrella, with Estrella surviving as a wholly-owned subsidiary of UPTD.

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, UPTD will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Estrella issuing shares for the net assets of UPTD, accompanied by a recapitalization. The net assets of UPTD will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2023. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2023 give pro forma effect to the Business Combination as if it had been consummated on July 1, 2022, the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 has been prepared using UPTD’s unaudited balance sheet as of June 30, 2023 and Estrella’s audited balance sheet as of June 30, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 has been prepared using UPTD’s unaudited historical information for the twelve months ended June 30, 2023 and Estrella’s audited statement of operations for the year end June 30, 2023.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Note 2 – Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3 – Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Estrella has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

(A)	Reflects the issuance of 10,000,000 shares of Estrella’s Series A preferred stock for an aggregate total of $9,750,000, which include (1) the issuance of 9,750,000 shares of Estrella’s Series A preferred stock to 7 investors for $9,750,000, and (2) the issuance of 250,000 shares of Estrella’s Series A preferred stock to an investor as a commitment fee;

(B)	Reflects the issuance of 1,000,000 shares of UPTD common stock for an aggregate total of $10,000,000 to 2 investors;

(C)	Reflects the reclassification of cash held in the Trust Account that becomes available for general use following the Business Combination, and the redemption of the 628,688 shares for cash by UPTD stockholders, at a redemption price of $10.71 as of June 30, 2023;

(D)	Reflects the settlement of $1,550,500 Deferred Business Combination Fee that becomes due and payable upon the consummation of the Business Combination;

(E)	Reflects the elimination of the historical accumulated deficit of UPTD, the accounting acquiree, into Estrella’s additional paid-in capital upon the consummation of the Business Combination;

(F)	Reflects the settlement of approximately $1.0 million of total UPTD’s estimated transaction costs related to the Business Combination, of which, 1) approximately $0.4 million of transaction costs is accrued as of the date of the unaudited pro forma condensed combined balance sheet and 2) approximately $0.6 million of transaction costs is classified as an adjustment to Estrella’s additional paid-in-capital;

(G)	Reflects the settlement of approximately $1.3 million of total Estrella’s estimated transaction costs related to the Business Combination, of which, 1) approximately $0.3 million of transaction costs is accrued as of the date of the unaudited pro forma condensed combined balance sheet, 2) approximately $1.3 million is reclassified into additional paid-in capital upon the closing of the Business Combination, and 3) reflects approximately $0.3 million paid deferred transaction costs related to the Business Combination which is subsequently reclassified to additional paid-in capital at the time of the consummation of the Business Combination;

(H)	Reflects the conversion of Estrella Preferred Stock into Estrella Common Stock immediately prior to the consummation of the Business Combination and the recapitalization of Estrella through the issuance of 32,500,000 shares of UPTD common stock with $0.0001 par value to Estrella’s stockholders;

(I)	Reflects the unrecognized compensation expenses of approximately $1.2 million as the vesting condition is satisfied at the time of the consummation of the Business Combination;

(J)	Reflects the repayments of UPTD’s related party working capital loans of approximately $0.7 million;

(K)	Reflects the elimination of promissory notes between UPTD and Estrella of approximately $0.3 million; and
(L)	Reflects the issuance of an unsecured promissory note of approximately $0.3 million to satisfy the transaction financing closing condition as required in the merger agreement at the time of the consummation of the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 are as follows:

(AA)	Reflects the approximately $0.6 million of UPTD’s transaction costs to be incurred subsequent to June 30, 2023. This is a non-recurring item;

(BB)	Reflects the unrecognized compensation expenses of approximately $1.2 million as the board of directors of Estrella approved the early vesting to be effective at the time of the consummation of the Business Combination. This vesting adjustment is considered to be a one-time charge and is not expected to recur;

(CC)	Represents an adjustment to eliminate dividend earned on investment held in Trust Account, net of income tax effect, as if the Business Combination had been consummated on July 1, 2022, the beginning of the earliest period presented; and

(DD)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination as if it had been consummated on July 1, 2022. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. Additionally, the weighted average shares outstanding excludes the additional consideration shares as these shares were not outstanding at the time of the consummation of the Business Combination.

Note 4 – Loss per Share

Represents the loss per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings/(loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

Basic and diluted loss per share is computed by dividing pro forma net loss by the weighted average number of common stock outstanding during the periods.

The unaudited pro forma condensed combined has been prepared assuming actual redemptions for the year ended June 30, 2023:

Pro forma net loss attributable to ordinary shareholders	$(14,208,892)
Weighted average shares outstanding – basic and diluted	35,201,232
Pro forma loss per share – basic and diluted	$(0.40)

Weighted average shares calculation, basic and diluted
Common Stock
UPTD public shares	281,532
UPTD Founder shares	1,107,500
UPTD private shares	312,200
UPTD shares issued to in connection with the private placements	1,000,000
UPTD shares issued in the Business Combination	32,500,000
Total weighted average common stock outstanding	35,201,232